Exhibit 99.1

Why invest video script

Charles: I am Charles McIntyre and this is Benjamin Vedrenne-Cloquet. We have worked together for many years with our firm, IBIS Capital, both as advisors to and investors in fast growing companies. One sector that is of particular interest to us is education technology, or edtech.

Benjamin: We run the world’s leading edtech conference in Europe and Asia, EdtechX. More recently, we listed on Nasdaq the first ever special investment vehicle devoted to education technology: EdtechX Holdings. EdtechX Holdings entered into a merger agreement at the end of last year with Chinese education technology firm Meten. Upon completion of the merger with Meten, it is expected that both Charles and I will sit on the board of the merged firm, called MetenEdtechX.

Charles: We’re going to tell you a bit more about the firm and why this space is so exciting.

Thanks to the unprecedented economic growth and rapid urbanization, China now represents the world’s largest market opportunity for education and training.

As its supercities embrace new digital technology, this is having a profound effect on the way education is being delivered to both children and adults in China.

Benjamin: According to market experts, more than 30% of education services in China will be delivered digitally by 2030, versus 10% today. This market is expected to triple in size in the next 10 years, bringing the total market for online tutoring to around $150 billion.

China’s wealthy middle class is rising and is increasingly willing to invest in education and skills that will help advance their careers and the academic success of their children.

The consequence: demand for English language training and future skills is currently experiencing double digit growth!

Charles: With its leading position in the ELT segment and efficient omnichannel business model, we believe Meten is well positioned to capitalize on this trend.

Since 2006, the company has successfully combined its strategic retail presence in areas of high footfall, innovative technologies and sophisticated digital delivery to generate profitable growth.

Its extensive network of learning centers covers 36 cities in China and its Likeshuo digital platform represents one of the top consumer brands in the country.

Benjamin: Cutting-edge technology, such as adaptive learning and artificial intelligence, lies at the heart of the company’s operations.

Meten’s digital platform offers live streaming and tutoring, direct on demand access to courses, smart scheduling and smart learning assessment, advanced teaching and management systems, and adaptive learning technology to ensure superior teaching quality and student satisfaction.

Meten’s in-house R&D team is located in Shenzhen, at the heart of the Chinese Silicon Valley. The company is investing continuously in product development to enhance the learning experience and outcomes for its learners.

Charles: The company’s well-established market position and reputation for offering excellent service, enables Meten to attract teaching staff of the highest caliber.

Its dedicated content development team works in partnership with world-renowned organizations, including National Geographic Learning, to support its teachers in delivering a continually evolving curriculum to Meten’s student base.

Benjamin: Meten’s experienced management team, many of whom have been with the company since inception, has developed a clear medium-term strategy focused on the development of its digital offering and the rapid expansion of its learning centers network into a total addressable market of 600 cities in China, in particular tier two, tier three and tier four cities where there is less competition and also a large pool of untapped demand from the Chinese middle class.

In addition, the management has identified opportunities to further enhance and diversify the company’s service offering. For example, the company sees great potential in the provision of K-12 quality education programs for juniors which include courses in subjects such as Chinese, Mathematics, Computer programming and the so-called Future skills.

Charles: However, Meten does not sacrifice profitability in pursuit of revenue growth. Thanks to its omnichannel business model, the company has so far been able to expand in a cost-efficient manner, without having to incur rising customer acquisition costs.

Growth has historically come from both organic initiatives and strategic acquisitions. In 2018, Meten acquired ABC Education Group, a Beijing-based ELT service provider with 25 learning centers, to further strengthen its junior ELT business.

Benjamin: Meten intends to leverage this experience to deliver 50% growth in revenue by 2021 and a doubling in net income versus 2018, to present $32 million.

Through the merger with EdtechX, it is anticipated that Meten will gain not only financial backing for its ambitious growth plans, but also two board directors in Charles and I.

We will deploy our extensive experience in education technology, M&A and digital transition to support the successful delivery of the company’s strategy.

As a final word, I would say that investing in Meten is believing in the future of China’s youth and the future of more than 350 million urban young professionals, as an educated, career driven and cosmopolitan workforce. And that’s what’s exciting!

DISCLAIMER:

THE INFORMATION CONTAINED IN THIS TRANSCRIPT IS A TEXTUAL REPRESENTATION OF A PROMOTIONAL VIDEO AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE PROMOTIONAL VIDEO. EDTECHX HOLDINGS ACQUISITION CORP. (“EDTECHX”) DOES NOT ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE PROMOTIONAL VIDEO ITSELF AND EDTECHX’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

NEITHER THIS TRANSCRIPT NOR THE PROMOTIONAL VIDEO ARE A PROXY STATEMENT OR SOLICITATION OF A PROXY, CONSENT OR AUTHORIZATION WITH RESPECT TO ANY SECURITIES OR IN RESPECT OF THE PROPOSED MERGERS AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES NOR SHALL THERE BE ANY SALE OF ANY SUCH SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE OR JURISDICTION. INVESTORS AND SECURITY HOLDERS OF EDTECHX ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT AND THE REGISTRATION STATEMENT OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. COPIES OF THE DOCUMENTS FILED WITH THE SEC BY EDTECHX, WHEN AND IF AVAILABLE, CAN BE OBTAINED FREE OF CHARGE BY DIRECTING A WRITTEN REQUEST TO EDTECHX HOLDINGS ACQUISITION CORP., C/O IBIS CAPITAL LIMITED, 22 SOHO SQUARE, LONDON, W1D 4NS UNITED KINGDOM.

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

THIS TRANSCRIPT INCLUDES “FORWARD-LOOKING STATEMENTS”. ACTUAL RESULTS MAY DIFFER FROM EXPECTATIONS, ESTIMATES AND PROJECTIONS AND, CONSEQUENTLY, YOU SHOULD NOT RELY ON THESE FORWARD LOOKING STATEMENTS AS PREDICTIONS OF FUTURE EVENTS. EDTECHX DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW. IMPORTANT FACTORS, AMONG OTHERS, THAT MAY AFFECT ACTUAL RESULTS INCLUDE METEN’S ABILITY TO EXECUTE ON ITS BUSINESS PLANS AND METEN’s ESTIMATES OF EXPENSES AND FUTURE REVENUES AND PROFITABILITY. OTHER FACTORS INCLUDE THE POSSIBILITY THAT THE PROPOSED MERGERS DO NOT CLOSE, INCLUDING DUE TO THE FAILURE TO RECEIVE REQUIRED SECURITY HOLDER APPROVALS, OR THE FAILURE OF OTHER CLOSING CONDITIONS.

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